L & L ENERGY, INC.
2010 STOCK INCENTIVE PLAN
Table of Contents

		Page

1	INTRODUCTION………………………………………………………………………………………………………………….…………………………………..		1
2	DEFINITIONS…….……………………………………………………………………………………………………………………………………………………		1
3	ADMINISTRATION……………………………………………………………………………………………………………..……………………………………		4
	a	Committee Composition……………………………………………………………………………………………………………………………	5
	b	Authority of the Committee………………………………………………………………………………………………………………………	5
	c	Indemnification………………………………………………………………………………………………………………………………………	5
4	GENERAL…………………………………………………………………………………………………………………………………………………………………		6
	a	General Eligibility……………………………………………………………………………………….……………………………………………	6
	b	Incentive Stock Options………………………………………………………………………………..…………………………………………	6
	c	Restrictions on Shares………………………………………………………………………………….…………………………………………	6
	d	Beneficiaries…………………………………………………………………………………….……………………………………………………	6
	e	Performance Conditions……………………………………………………………………….……………………………………………………	6
	f	No Rights as a Stockholder…………………………………………………………………..……………………………………………………	6
	b	Termination of Service………………………………………………………………………………………………………………………………	6
	h	Director Fees…………………………………………………………………………………………………………………………………………	6
5	SHARES SUBJECT TO PLAN AND SHARE LIMITS……………………………………………………………………….………………………………………		7
	a	Basic Limitations……………………………………………………………………………….……………………………………………………	7
	b	Additional Shares……………………………………………………………………………………………………………………………………	7
	c	Dividend ………………………………………………………………………………………………………………………………………………	7
	d	Share Limits…………………………………………………………………………………….……………………………………………………	7
6	TERMS AND CONDITIONS OF ………………………………………………………………………………………………………………………………………		7
	a	Stock Option Agreement……………………………………………………………………………………………………………………………	8
	b	Number of Shares……………………………………………………………………………………………………………………………………	8
	c	Exercise Price…………………………………………………………………………………………………………………………………………	8
	d	Exercisability and Term………………………………………………………………………..……………………………………………………	8
	e	Modifications or Assumption of Options…………………………………………………..……………………………………………………	8
	f	Assignment or Transfer of Options………………………………………………………….……………………………………………………	8
7	PAYMENT FOR OPTION SHARES……………………………………………………………………………………………………………………………………		9
8	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS………………………………………………………………………………………………		9
	a	SAR Agreement………………………………………………………………………………..……………………………………………………	9
	b	Number of Shares…………………………………………………………………………………………………………………………………	9
	c	Exercise Price…………………………………………………………………………………………………………………………………………	9
	d	Exercisability and Term………………………………………………………………………..……………………………………………………	9
	e	Exercise of SARs……………………………………………………………………………….……………………………………………………	10
	f	Modification or Assumption of SARs……………………………………………………….……………………………………………………	10
	g	Assignment or Transfer of SARs…………………………………………………………….……………………………………………………	10
9	TERMS AND CONDITIONS FOR STOCK GRANTS………………………………………………………………………….……………………………………		10
	a	Amount and Form of Awards………………………………………………………………………………………………………………………	10
	b	Stock Grant Agreement………………………………………………………………………..……………………………………………………	10
	c	Payment for Stock Grants……………………………………………………………………..……………………………………………………	10
	d	Vesting Conditions…………………………………………………………………………….……………………………………………………	11
	e	Assignment or Transfer of Stock Grants…………………………………………………………………………………………………………	11
	f	Voting and Dividend Rights………………………………………………………………….……………………………………………………	11
	g	Modification or Assumption of Stock Grants……………………………………………………………………………………………………	11
10	TERMS AND CONDITIONS OF STOCK UNITS……………………………………………………………………………………………………………………		11
	a	Stock Unit Agreement………………………………………………………………………………………………………………………………	11
	b	Number of Shares……………………………………………………………………………………………………………………………………	11
	c	Payment for Stock Units……………………………………………………………………….……………………………………………………	11
	d	Vesting Conditions…………………………………………………………………………….……………………………………………………	12
	e	Voting and Dividend Rights………………………………………………………………….……………………………………………………	12
	f	Form and Time of Settlement of Stock Units………………………………………………..……………………………………………………	12
	g	Creditors’ Rights……………………………………………………………………………….……………………………………………………	12
	h	Modification or Assumption of Stock Units………………………………………………..……………………………………………………	12
	i	Assignment or Transfer of Stock Units…………………………………………………….……………………………………………………	12
11	PROTECTION AGAINST DILUTION……………………………………………………………………………….………………………………………………		12
	a	Adjustments…………………………………………………………………………………….……………………………………………………	12
	b	Participant Rights……………………………………………………………………………………………………………………………………	13
	c	Fractional Shares……………………………………………………………………………….……………………………………………………	13
12	EFFECT OF A CHANGE IN CONTROL AND OTHER CORPORATE TRANSACTION……………………………….……………………………………		13
	b	Acceleration…………………………………………………………………………………….……………………………………………………	13
	c	Dissolution……………………………………………………………………………………..……………………………………………………	13
13	LIMITATIONS ON RIGHTS…………………………………………………………………………………………………….……………………………………		13
	a	No Entitlements……………………………………………………………………………….……………………………………………………	13
	b	Stockholders’ Rights…………………………………………………………………………..……………………………………………………	13
	c	Regulatory Requirements……………………………………………………………………..……………………………………………………	14
14	WITHHOLDING TAXES……………………………………………………………………………………………..………………………………………………		14
	a	General………………………………………………………………………………………….……………………………………………………	14
	b	Share Withholding………………………………………………………………………………………….………………………………………	14
15	DURATION AND AMENDMENTS………………………………………………………………………………………….………………………………………		14
	a	Term of the Plan………………………………………………………………………………..……………………………………………………	14
	b	Right to Amend or Terminate the Plan………………………………………………………………………………………….…………………	14
16	EXECUTION……………………………………………………………………………………………………		15
		-i-

L & L ENERGY, INC.

2010 STOCK INCENTIVE PLAN

1.                 INTRODUCTION

The Company’s Board of Directors approved the L & L Energy, Inc. 2010 Stock Incentive Plan on July 29, 2010; provided that the Plan shall become effective upon its approval by the stockholders of the Company.  If the stockholders do not approve the Plan, no Awards will be made under the Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Non-statutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except its choice-of-law provisions).

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

2.                 DEFINITIONS

“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

“Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, commission by a Participant of a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

“Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

                     i.                        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization;

                   ii.                        The consummation of the sale, transfer or other disposition of all or substantially all of the Company's assets (other than (1) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (2) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (3) to a continuing or surviving entity described in paragraph (i) of this definition in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under such paragraph;

                  iii.                        A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

                  iv.                        The consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 35% of the total voting power represented by the Company's then outstanding voting securities.  For purposes of this paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

1.       A trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate of the Company;

2.       A corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

3.       The Company; and

4.       A corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or

                   v.              A complete winding up, liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

“Committee” means a committee described in Section 3.

“Common Stock” means the Company’s common stock.

“Company” means L & L Energy, Inc., a Nevada corporation.

“Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-statutory Stock Option” or “NSO” means a stock option that is not an ISO.

 “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

“Optionee” means an individual, estate or other entity that holds an Option.

“Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

“Director” means a member of the Board who is also an Employee.

“Disability” means, except as may otherwise be provided in an Award agreement, that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means the market price of a Share as determined in good faith by the Committee.  The Fair Market Value shall be determined by the following: (i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

        If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Grant” means any grant of an Award under the Plan.

“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

“Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-statutory Stock Option” or “NSO” means a stock option that is not an ISO.

 “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

“Optionee” means an individual, estate or other entity that holds an Option.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means an individual or estate or other entity that holds an Award.

“Performance Goal” means an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) intellectual property (e.g., patents); (xxv) product development; (xxvi) regulatory activity and compliance; (xxvii)  manufacturing, production or inventory; (xxviii)  mergers and acquisitions or divestitures; (xxix)  financings; (xxx) environmental performance; (xxxi) strategic alliances; (xxxii) customer diversification; (xxxiii) mine usage rights; (xxxiv) proven and probable reserves and/or (xxxv) customer satisfaction, each with respect to the Company and/or one or more of its affiliates or operating units.

“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion.  The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

“Plan” means this L & L Energy, Inc. 2010 Stock Incentive Plan as it may be amended and/or restated from time to time.

“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means.

“SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

“SEC” means the Securities and Exchange Commission.

“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service as an Employee, Director, Non-Employee Director or Consultant.  A Participant’s Service does not terminate when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.  Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

                “Share” means one share of Common Stock.

“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

“Stock Grant” means Shares awarded under the Plan.

“Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

“Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains (or loses) the status of a Subsidiary on a date after the adoption of the Plan shall be considered (or cease to be considered) a Subsidiary commencing as of such date.

“10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.                   ADMINISTRATION

a.                   Committee Composition.  The Board or a Committee appointed by the Board shall administer the Plan.  Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company (or such fewer number of directors permitted under applicable corporate law) who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

              Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

b.                   Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include:

(i)                   selecting Key Employees who are to receive Awards under the Plan;

(ii)                 determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii)                correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv)               accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)                 interpreting the Plan;

(vi)               making all other decisions relating to the operation of the Plan; and

(vii)              adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

  c.                    Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

4.                   GENERAL

a.                   General Eligibility.  Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

b.                   Incentive Stock Options.  Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, a Key Employee who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

c.                    Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

d.                   Beneficiaries.  Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

e.                    Performance Conditions.  The Committee may, in its discretion, include performance conditions in an Award or grant an Award upon the satisfaction of performance conditions.  If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee.  Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m).  Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.  Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

f.                    No Rights as a Stockholder.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

g.                    Termination of Service.  Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within twelve months after the date of termination of Service.

h.                   Director Fees.  Subject to approval by the Board on such other terms approved by the Board and in accordance with the deferral election and other rules of Section 409A of the Code, each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid.  For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason.  Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer).  Any amount of the regular annual retainer not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures.  Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

5.                   SHARES SUBJECT TO PLAN AND SHARE LIMITS

a.                   Basic Limitations.  The stock issuable under the Plan shall be authorized but unissued Shares.  The aggregate number of Shares reserved for Awards under the Plan shall not exceed 4,200,000 Shares, subject to adjustment pursuant to Section 11.  Shares issued as Stock Grants or pursuant to Stock Units will count against the Shares available for issuance under the Plan as 1.5 Shares for every 1 Share issued in connection with the Award.

b.                   Additional Shares.  If Awards are forfeited or are terminated for any reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan.  If a Previous Plan Award is forfeited or is terminated for any other reason before being exercised or settled, then the Shares underlying such Previous Plan Award shall again become available for Awards under this Plan.  SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

c.                    Dividend Equivalents.  Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

d.                   Share Limits.

(i)                   Limits on Options.  Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 420,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 4,200,000 Shares.

(ii)                 Limits on SARs.  Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 420,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 4,200,000 Shares.

(iii)             Limits on Stock Grants and Stock Units.  Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 420,000 Shares.

(iv)        Limits on Awards to Non-Employee Directors.  Subject to adjustment pursuant to Section 11, no Non-Employee Director shall receive Awards during any Fiscal Year covering,   in the aggregate, in excess of 50,000 Shares; provided that any Shares received pursuant to an election under Section 4(h) shall not count against such limit.

6.                   TERMS AND CONDITIONS OF OPTIONS

a.                   Stock Option Agreement.  Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions).  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

b.                   Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

c.                    Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.

d.                   Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant.  Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest with respect to 20% of the Shares subject to the Option upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date, and the term of the Option shall be five years from the date of Grant.  A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.  Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

e.                    Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions.  Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company stockholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.

f.                    Assignment or Transfer of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee.  No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

7.                   PAYMENT FOR OPTION SHARES

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)                   Surrender of Stock.  Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration.  Such Shares shall be valued at their Fair Market Value.

(ii)                 Cashless Exercise.  Payment for all or any part of the Exercise Price may be made through Cashless Exercise or a net exercise mechanism at the Committee's sole discretion.

(iii)                Other Forms of Payment.  Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.  In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

8.                   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

a.                   SAR Agreement.  Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company.  Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions).  A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Participant’s compensation.

b.                   Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

c.                    Exercise Price.  Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

d.                   Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant.  Unless the applicable SAR Agreement provides otherwise, each SAR shall vest with respect to 20% of the Shares subject to the SAR upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date, and the term of the SAR shall be five years from the date of Grant.  A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.  SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited.  A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.  No SAR    may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

e.                    Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

f.                    Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions.  Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company stockholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.

g.                    Assignment or Transfer of SARs.  Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant.  No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

9.                   TERMS AND CONDITIONS FOR STOCK GRANTS

a.                   Amount and Form of Awards.  Awards under this Section 9 may be granted in the form of a Stock Grant.  Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.  A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited if the related NSOs are exercised.

b.                   Stock Grant Agreement.  Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company.  Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions).  The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

c.                    Payment for Stock Grants.  Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

d.                   Vesting Conditions.  Each Stock Grant may or may not be subject to vesting.  Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e).  Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date.  A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

e.                    Assignment or Transfer of Stock Grants.  Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 9(e) shall be void.  However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

f.                    Voting and Dividend Rights.  The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant.  Such additional Shares subject to the Stock Grant and any dividends paid in stock shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid.  Such additional Shares subject to the Stock Grant and any stock dividends shall not reduce the number of Shares available for issuance under Section 5.

g.                    Modification or Assumption of Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions.  Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

10.                TERMS AND CONDITIONS OF STOCK UNITS

a.                   Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company.  Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions).  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

b.                   Number of Shares.  Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

c.                    Payment for Stock Units.  Stock Units shall be issued without consideration.

d.                   Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e).  Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the  Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

e.                    Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash and stock dividends paid on the number of Shares covered by the Stock Units while the Stock Units are outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

f.                    Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments as determined by the Committee at the time of grant.  The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred if permitted by the Committee, in accordance with applicable law, to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

g.                    Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

h.                   Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions.  Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

i.                     Assignment or Transfer of Stock Units.  Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 10(i) shall be void.  However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

11.                PROTECTION AGAINST DILUTION

a.                   Adjustments.  In the event of a stock split, reverse stock split, subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a reclassification of the Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, split-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i)                   the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)                 the limits on Awards specified in Section 5;

(iii)                the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)               the Exercise Price under each outstanding SAR or Option.

b.                   Participant Rights.  Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

c.                    Fractional Shares.  Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

12.                EFFECT OF A CHANGE IN CONTROL AND OTHER CORPORATE TRANSACTIONS

a.                   Merger or Reorganization.  If the Company is a party to a merger, reorganization or other corporate transaction, outstanding Awards shall be subject to the agreement providing for such merger, reorganization or corporate transaction.  Such agreement need not provide for uniform treatment of Awards (or portions thereof) and may provide, without limitation, for the assumption of outstanding Awards (or portions thereof) by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

b.                   Acceleration.  The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event of a Change In Control.

c.                    Dissolution.  To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

13.                LIMITATIONS ON RIGHTS

a.                   No Entitlements.  A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award.  By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards.  Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to    remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate.  The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

b.                   Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

c.                    Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.                WITHHOLDING TAXES

a.                   General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

b.                   Share Withholding.  If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations (such obligations determined at the minimum statutory withholding rates) by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired (which have been held for such period of time to avoid adverse accounting consequences).  Except as otherwise determined by the Committee, such Shares shall be valued at the Fair Market Value as of the date the tax obligations are required to be withheld or remitted.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.  The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

15.                DURATION AND AMENDMENTS

a.                   Term of the Plan.  The Plan shall become effective upon its approval by Company stockholders.  The Plan shall terminate on the tenth anniversary of its adoption by the Board and may be terminated on any earlier date pursuant to this Section 15.

b.                   Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

16.                EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

L & L ENERGY, inc.

By:   /s/ Dickson V. Lee

Name:    Dickson V. Lee

                                    Title:     Chairman & Chief Executive Officer